================================================================================

                                 SCHEDULE 14A
                                  (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 14a-12.

                          Bancinsurance Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             XXXXXXXXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            BANCINSURANCE CORPORATION



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD


                                  MAY 30, 2001

                                       AND

                                 PROXY STATEMENT



================================================================================


                                    IMPORTANT


                      PLEASE MARK, SIGN AND DATE YOUR PROXY
                 AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE

                            BANCINSURANCE CORPORATION

                              250 East Broad Street
                                   Tenth Floor
                              Columbus, Ohio 43215

                                NOTICE OF ANNUAL
                             MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 30, 2001


To Our Shareholders:

         The Annual Meeting of Shareholders of Bancinsurance Corporation will be held at The Athletic Club of Columbus, 136 East Broad Street, Columbus, Ohio on Wednesday, May 30, 2001, at 10:00 a.m., local Columbus, Ohio time, for the following purposes:

                  1. To elect six directors to serve until the next annual meeting and until their successors are duly elected and qualified.

                  2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         You will be most welcome at the meeting, and we hope you can attend. Directors and officers of Bancinsurance Corporation and a representative of our independent accountants will be present to answer your questions and to discuss our business.

         We urge you to execute and return the enclosed proxy card as soon as possible so that your common shares may be voted in accordance with your wishes. Proxies are revocable at anytime, and if you attend the meeting, you may vote in person, and your proxy will not be used.

                              BY ORDER OF THE BOARD OF DIRECTORS
Columbus, Ohio
April 20, 2001                SALLY J. CRESS, SECRETARY

--------------------------------------------------------------------------------
                    PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
--------------------------------------------------------------------------------

                            BANCINSURANCE CORPORATION

                              250 East Broad Street
                                   Tenth Floor
                              Columbus, Ohio 43215


                                ----------------

                                 PROXY STATEMENT


                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 30, 2001
                                                                  April 20, 2001
                                ----------------

                                     GENERAL

         This proxy statement is furnished to the shareholders of Bancinsurance Corporation (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 30, 2001, at 10:00 a.m., local Columbus, Ohio time, at The Athletic Club of Columbus, 136 East Broad Street, Columbus, Ohio, and at any adjournment or postponement thereof (the "Annual Meeting"). The enclosed proxy is solicited on behalf of the Board of Directors of the Company. This proxy statement and the enclosed form of proxy will be first sent or given to the Company's shareholders on or about April 20, 2001.

         A proxy may be revoked by a shareholder at any time before it is exercised by filing with the Company a notice in writing revoking it or by duly executing a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote his or her common shares in person. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the instructions contained therein. If no instructions are given, proxies will be voted for the nominees for the election of directors set forth herein, and, at the discretion of the proxyholders, on all other matters that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

         A majority of the Company's outstanding common shares, without par value (the "Common Shares"), will constitute a quorum at the Annual Meeting. Proxies that are marked "Withhold Authority" are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The election of each nominee for director of the Company requires the favorable vote of a plurality of all votes cast by the holders of the Common Shares, at a meeting at which a quorum is present. Only Common Shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Proxies that are marked "Withhold Authority" are not counted toward such nominee's achievement of a plurality and, thus, will have no effect.

         The entire expense of preparing, assembling, printing and mailing the proxy form and the form of material used in the solicitation of proxies will be paid by the Company. Proxies may be solicited personally or by telephone, mail or telegraph. Officers or employees of the Company may assist with personal or telephone solicitations and will receive no additional compensation. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Common Shares.

                                VOTING SECURITIES

         Holders of record of Common Shares at the close of business on April 6, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. At the Record Date, the Company had 5,768,185 Common Shares outstanding and entitled to vote at the Annual Meeting.

         Each Common Share held on the Record Date entitles the holder thereof to one vote upon each matter to be voted upon. The laws of Ohio under which the Company is incorporated provide for cumulative voting rights in the election of directors under certain circumstances. A shareholder must give notice in writing to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting of shareholders for the purpose of electing directors if notice of such meeting has been given at least 10 days prior thereto, and otherwise not less than 24 hours before such meeting, that he or she desires cumulative voting at such election. If an announcement of the giving of such notice is made upon convening of the meeting by the Chairman or Secretary, or by, or on behalf of, such shareholder, each holder of Common Shares shall have cumulative voting rights in the election of directors. Cumulative voting entitles each shareholder to cumulate the voting power he or she possesses in the election of directors and give one nominee as many votes as is equal to the number of Common Shares he or she holds multiplied by the number of directors to be elected, or to distribute his or her votes on the same principle among two or more of the nominees, as he or she sees fit.

                              ELECTION OF DIRECTORS

         The number of directors to be elected is six. The Board of Directors proposes that the nominees identified below be elected to hold office until the next annual meeting and until their successors are duly elected and qualified. William S. Sheley was appointed to the Board of Directors on July 25, 2000 to fill the vacancy created by the resignation of Milton O. Lustnauer, who served as director of the Company since 1981. James R. Davis, a Vice President and a Director, in fiscal year 2000, has not been nominated to stand for re-election as a director. If voting is cumulative as a result of the request of a shareholder, the proxyholders will have discretionary authority to distribute the votes of Common Shares subject to proxies they hold so as to elect the maximum number of nominees for director set forth herein.

         It is intended that, unless otherwise directed in your proxy, the Common Shares voted pursuant thereto will be voted FOR the election of the nominees as directors. In the event that any of the nominees for director should become unavailable to serve, the Board of Directors may designate a substitute nominee, in which event such Common Shares will be voted for such substitute nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth certain information concerning each nominee for director.

                                                  Current Position                            Director
         Name                   Age                  with Company                               Since
         ----                   ---                  ------------                               -----
         Si Sokol                73           Chief Executive Officer, Director                 1970
                                              (Chairman), member of Executive
                                              Committee (Chairman)
         John S. Sokol           38           President, Director, member of                    1990
                                              the Audit Committee
         Daniel D. Harkins       71           Director, member of Executive                     1981
                                              Committee, member of Audit
                                              Committee (Chairman), member
                                              of Stock Option Committee (Chairman)
         Saul Sokol              81           Director, member of Stock Option Committee,       1982
                                              member of Executive Committee
         William S. Sheley       39           Director, member of Audit Committee               2000
         Matthew D. Walter       32           Nominee for Director                        Non Applicable

         Si Sokol has been Chairman of the Board of Directors of the Company since 1970 and Chief Executive Officer since December 1980. He is also Chairman of the Board and Chief Executive Officer of Ohio Indemnity Company, a wholly-owned subsidiary of the Company ("Ohio Indemnity"). Mr. Sokol served as President of the Company and Ohio Indemnity from December 1980 to June 1999. Mr. Sokol is also Chairman of American Legal Publishing Corporation, a wholly-owned subsidiary of the Company. Mr. Sokol is a former Director of Fifth Third Bank of Columbus, Ohio and has previously served on the boards of a number of corporations including several national banks and a federally chartered savings and loan association located in the State of Ohio. He currently serves on the Fifth Third Bank Community Advisory Forum. Mr. Sokol is John Sokol's father and Saul Sokol's brother.

         John S. Sokol has been President of the Company and Ohio Indemnity since June 1999. He was Executive Vice President of the Company and Ohio Indemnity from June 1996 to June 1999 and Vice President from 1993 to 1996. From 1989 to 1993, he served as an officer for what is now The Chase Bank of New York (formally Manufacturers Hanover and Chemical Bank). Mr. Sokol is also Chairman of Paul Boardway and Associates, Inc., a wholly-owned subsidiary of the Company. He previously served on the Board of Trustees of the Central Ohio Transit Authority (COTA). He holds a B.A. degree in Economics from Denison University and a M.B.A. in Finance from Vanderbilt University. Mr. Sokol is the son of Si Sokol.

         Daniel D. Harkins is a private investor. Prior to 1987, Mr. Harkins was the owner and President of Ace Beverage Distributing Company. From 1973 to 1978, he served as General Sales Manager and International Sales Manager for several divisions of Ashland Chemical Company. From 1978 to 1980, he served as a consultant for A. T. Kearney Inc., a management consulting firm.

         Saul Sokol is the owner of Sokol Insurance Agency. He is a chartered life underwriter (CLU) and a chartered property/casualty insurance underwriter
(CPCU). He is the past President of the Columbus Life Underwriter's Association and the Columbus Chapter of Chartered Property/Casualty Underwriters. Mr. Sokol is a member of several local, state and national insurance associations. In addition, he has published a book for consumers dealing with insurance. Mr. Sokol is the brother of Si Sokol.

         William S. Sheley has been the Chief Technology Officer for Bank One Retail Group since 1999. From 1996 to 1999, Mr. Sheley was Vice President and Division Manager of Bank One's Transaction Processing Services Group. From 1986 to 1996, he was a Senior Manager within the financial services industry team at Anderson Consulting. He holds B.S and M.B.A. degrees in Finance and Computer Science from Purdue University.

         Matthew D. Walter has served as President of Talisman Capital Partners, LLC, an investment partnership that makes private investments in established operating companies, since 1999. Mr. Walter is also the President and Chief Executive Officer of Parr Emergency Products, LLC, a leading distributor and marketer of products to the emergency medical marketplace. From 1995 to 2000, Mr. Walter was an executive with Cardinal Health, Inc., where he had responsibility for Cardinal's pharmaceutical packaging subsidiary with annual revenues in excess of $1.3 billion. Mr. Walter serves on the Board of Trustees of the Columbus Academy and I Know I Can. He is a graduate of Williams College with a degree in Economics and holds an M.B.A. from The Wharton School at the University of Pennsylvania.

BOARD AND COMMITTEE MEETINGS

         The Board of Directors held five meetings during 2000. Each of the directors attended at least 75% or more of the total number of meetings of the Board of Directors and of the committees on which he served during 2000. The Board does not have a Nominating Committee or a Compensation Committee. The Executive Committee of the Board performs the functions of a Compensation Committee.

         In October 1982, the Board of Directors established an Executive Committee. The Executive Committee has, to the extent permitted by law, all of the powers and duties of the Board of Directors. Si Sokol, Daniel D. Harkins and Saul Sokol currently serve as members of the Executive Committee. The Executive Committee held one meeting during 2000.

         In November 1992, the Company established an Audit Committee. The Audit Committee recommends the annual appointment of the Company's independent accountants, with whom the Audit Committee reviews the scope of the audit and nonaudit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company's internal control procedures. William S. Sheley, Daniel
D. Harkins and John S. Sokol currently serve as members of the Audit Committee. Pursuant to the rules of the National Association of Securities Dealers, Inc. (the "NASD"), each member of the Audit Committee must qualify as independent (as defined in the NASD rules) by June 14, 2001. The Company intends to comply with such independence requirement by such date. The Audit Committee's responsibilities are outlined further in its written charter which has been adopted by the Board of Directors and is attached as Annex A to this proxy statement. The Audit Committee's report relating the 2000 fiscal year appears on page 11. The Audit Committee held two meetings during 2000.

         In June 1994, the Company established a Stock Option Committee to administer the Bancinsurance Corporation 1994 Stock Option Plan (the "1994 Stock Option Plan"). The Stock Option Committee consists solely of directors who are not, and have never been, employees of, or paid consultants or advisors to, the Company. The Stock Option Committee is authorized to determine to whom and at what time options may be granted. The Stock Option Committee determines the number of Common Shares subject to option, the duration of the option, the per share exercise price, the rate and manner of exercise, and whether the option is intended to be a nonqualified option or an incentive option. Daniel D. Harkins and Saul Sokol currently serve as members of the Stock Option Committee. The Stock Option Committee held one meeting during 2000.

COMPENSATION OF DIRECTORS

         As payment for serving on the Board of Directors and any of its committees, each non-employee director receives a $1,000 retainer plus $400 for each Board meeting attended and $400 for each committee meeting attended. In addition, under the 1994 Stock Option Plan, each non-employee director automatically receives an option to purchase 2,000 Common Shares on the first business day after each annual meeting of shareholders. Such options are not exercisable until one year after the date of grant and terminate on the earlier of the tenth anniversary of the date of grant or three months following the date the director ceases to be a director of the Company or becomes disabled or dies. Employee directors receive no additional compensation from the Company or Ohio Indemnity for serving as directors. Each director of the Company also serves as a director of Ohio Indemnity and receives no additional compensation therefor.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth the beneficial ownership of the Common Shares as of March 31, 2001 by: (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Shares; (ii) each of the Company's directors and nominees for director and the executive officers named in the Summary Compensation Table set forth below; and (iii) the directors and executive officers as a group.

    Name                                      Number of Common                     Percent
of Beneficial                               Shares Beneficially                       of
   Owner                                          Owned(1)                         Class(2)
-------------                               -------------------                    --------
Si Sokol                                        2,947,801(3, 6)                      50.84%
Chairman and Chief Executive Officer
Barbara K. Sokol                                2,947,801(3)                         50.84%
John S. Sokol                                     101,452(3, 4, 6)                    1.74%
Director and President

    Name                                          Number of Common      Percent
of Beneficial                                    Shares Beneficially      of
   Owner                                               Owned(1)         Class(2)
-------------                                    -------------------    --------
Daniel D. Harkins                                     62,825(6)          1.09%
Director
Saul Sokol                                           320,398(5, 6)       5.54%
Director
William S. Sheley                                          0              (7)
Director
Matthew D. Walter                                          0              (7)
Nominee for Director
James R. Davis                                        33,100(6)           (7)
Vice President
Stephen J. Toth                                       24,000(6)           (7)
Vice President of Ohio Indemnity
Sally Cress                                           71,850(6)          1.24%
Treasurer and Secretary
Milton O. Lustnauer and Family                       369,608(8)          6.37%
2902 Halstead Road
Columbus, Ohio 43221
All directors, nominees and
executive officers as a group
(10 persons)                                       3,563,426            59.76%

(1) Except as otherwise noted, shareholders have sole voting and investment power over such Common Shares.

(2) Calculated on the basis of the number of outstanding Common Shares as of March 31, 2001 plus the number of Common Shares a person has the right to acquire upon exercise of options exercisable within 60 days of March 31, 2001.

(3) Si Sokol owns of record 599,976 Common Shares and also is the beneficial owner of 30,000 Common Shares that underlie options exercisable within 60 days of March 31, 2001.

         Barbara K. Sokol, Si Sokol's wife, owns of record 1,585,192 Common Shares. As trustee of trusts for the benefit of her three children (John S. Sokol (244,211 Common Shares), James K. Sokol (244,211 Common Shares) and Carla A. Sokol (244,211 Common Shares)), Mrs. Sokol beneficially owns 732,633 Common Shares. As trustee, she is empowered to exercise all rights with regard to such Common Shares. The rules and regulations of the Securities and Exchange Commission (the "Commission") require that Common Shares owned by Mr. and Mrs. Sokol be aggregated for purposes of this disclosure; however Mr. and Mrs. Sokol each disclaim beneficial ownership of Common Shares owned by the other.

(4) Of such Common Shares, John S. Sokol owns of record or through a broker 32,130 Common Shares and 2,100 Common Shares are owned by his wife as to which he disclaims beneficial ownership. Mr. Sokol also is the beneficial owner of 63,000 Common Shares that underlie options exercisable within 60 days of March 31, 2001. In addition, as custodian for his minor child, he beneficially owns 4,222 Common Shares.

(5) Saul Sokol and his wife, Phyllis D. Sokol, are co-trustees of The Saul Sokol and Phyllis D. Sokol Family Trust, which trust holds 306,398 Common Shares and is for the benefit of their children. As trustees, Mr. and Mrs. Sokol are each empowered to exercise all rights with regard to such Common Shares, revoke the trust and amend the trust. Mr. Sokol also beneficially owns 14,000 Common Shares that underlie options exercisable within 60 days of March 31, 2001.

(6)      Includes 30,000, 63,000, 14,000, 32,000, 14,000, 16,500 and 23,000
         Common Shares that underlie options exercisable within 60 days of March 31, 2001 held by Si Sokol, John S. Sokol, Daniel D. Harkins, James R. Davis, Saul Sokol, Stephen J. Toth and Sally J. Cress, respectively.

(7)      Represents ownership of less than 1% of the outstanding Common Shares.

(8) Based on information set forth in a Schedule 13G dated February 9, 2001, which was filed by certain members of the Milton O. Lustnauer, Sr. family. Such Common Shares are held by the Milton O. Lustnauer Living Trust. Milton O. Lustnauer, Sr. is the settlor of such trust and has the authority to revoke the trust. Milton O. Lustnauer, Jr. is the trustee of such trust and is empowered to exercise all rights with regard to such Common Shares, revoke the trust and amend the trust.

         The address of Si Sokol, Barbara K. Sokol and Saul Sokol is 250 East Broad Street, Tenth Floor, Columbus, Ohio 43215.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board. In addition to Si Sokol, Chairman of the Board and Chief Executive Officer, and John S. Sokol, President, the following persons are executive officers of the Company.

         James R. Davis, age 66, has served as the Administrator of Ohio Indemnity's Unemployment Insurance Programs since 1989 and a Vice President of Ohio Indemnity since 1992. He served as a Director of the Company from 1987 to April 2001. From 1986 to 1989, Mr. Davis served as an independent consultant to third party administrators of self-insured workers' compensation programs. He served as President and Director of James R. Davis & Associates, Inc., a corporation providing cost management services, from 1980 to 1986. He was President of Gates, McDonald & Company, a corporation providing cost management services, from 1971 to 1979.

         Stephen J. Toth, age 37, has served as Vice President of Operations of Ohio Indemnity since 1999. He joined Ohio Indemnity in 1989 and served as Assistant Vice President of Ohio Indemnity from 1991 to 1998 and as Administrator of Ohio Indemnity's Bonded Service program from 1989 to 1991. From 1986 to 1989, he was employed by the Rockwood Insurance Group. Mr. Toth began his employment with Rockwood Holding Company as a Management Trainee-Operations Department and was promoted to Accountant III in 1987 and to Accounting/Data Processing Manager for Rockwood Insurance Company of Indiana and Secretary and a Director of National Compensation Control Systems, Inc., Rockwood's unemployment cost control subsidiary, in 1988.

         Daniel J. Stephan, age 40, has served as Vice President of Marketing for Ohio Indemnity since May 2000. Mr. Stephan directs sales and marketing of insurance products and services for banks and lender/dealers. From 1999 to 2000, he owned and operated Promark Specialty Insurance, an independent insurance agency and consulting firm. From 1997 to 1999, he served as the General Manager of the Lender Products Division of Markel American Insurance Company. From 1993 to 1997, he served as the Product Manager for Progressive Corporation where he directed sales and marketing for insurance products and services.

         Sally J. Cress, age 45, has served as the Treasurer and Secretary of the Company and Ohio Indemnity since March 1985. She also serves as a Director of Ohio Indemnity.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid or accrued by the Company and its principal subsidiaries to (i) the Company's Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company in fiscal year 2000, for the fiscal years ended December 31, 2000, 1999 and 1998, respectively.

                                                                         Long-Term
                                                      Annual             Compensation
                                                   Compensation          Awards
                                              ----------------------     -----------
                                                                         Securities     All Other
 Name and Principal                           Salary          Bonus      Underlying    Compensation
 Position                         Year          ($)            ($)       Options (#)      ($)(1)
 --------                         ----        -------        -------     -----------   ------------
Si Sokol                          2000        275,000         85,000          --          81,757
   Chairman and                   1999        250,000        100,000          --          81,495
   Chief Executive Officer        1998        251,846        100,000        50,000        81,184

John S. Sokol                     2000        165,000         63,750          --          20,202
   President                      1999        130,000         75,000        40,000         8,856
                                  1998        130,962         50,000        25,000         8,516

James R. Davis                    2000        122,000           --            --           5,715
   Vice President                 1999        122,000         35,000        10,000         6,275
                                  1998        122,911         70,000        10,000         6,121

Stephen J. Toth                   2000         81,937         18,700          --          89,156
   Vice President of              1999         73,846         22,000         5,600        49,339
   Ohio Indemnity                 1998         69,744         25,000         5,000         4,367

Sally J. Cress                    2000         89,079         18,700          --           6,603
   Treasurer and Secretary        1999         85,812         22,000         5,000         6,289
                                  1998         83,866         20,000         5,000         5,586

----------
(1) With respect to Si Sokol, "All Other Compensation" includes (i) the Company's matching contribution under the Ohio Indemnity Company Employee 401(k) and Profit Sharing Plan (the "401(k) Plan") in the amount of $10,038, $9,776 and $9,465 for the 2000, 1999 and 1998 fiscal years, respectively; (ii) $1,576, $1,339 and $1,138 for the 2000, 1999 and 1998 fiscal years, respectively, for the term portion of the premium for a split dollar life insurance policy for the benefit of Mr. Sokol and his wife; and (iii) $70,143, $70,380 and $70,581 for the 2000, 1999 and 1998 fiscal years, respectively, for the whole life portion of the premium for such split dollar life insurance policy. The aggregate whole life portion of the annual premiums associated with such split dollar life insurance policy are to be repaid in full, upon the second-to-die of Mr. Sokol and his wife.

         With respect to John S. Sokol, "All Other Compensation" includes (i) the Company's matching contribution under the 401(k) Plan in the amount of $9,202, $8,856 and $8,516 for the 2000, 1999 and 1998 fiscal years, respectively; (ii) $447 for the 2000 fiscal year for the term portion of the premium for a split dollar life insurance policy for the benefit of Mr. Sokol; and (iii) $10,553 for the 2000 fiscal year, for the whole life portion of the premium for such split dollar life insurance policy. The aggregate whole life portion of the annual premiums associated with such split dollar life insurance policy are to be repaid in full, upon the death, retirement or termination of employment of Mr. Sokol.

         With respect to James R. Davis, "All Other Compensation" includes the Company's matching contribution under the 401(k) Plan in the amount of $5,715, $6,275 and $6,121 for the 2000, 1999 and 1998 fiscal years, respectively.

         With respect to Stephen J. Toth, "All Other Compensation" includes (i) the Company's matching contribution under the 401(k) Plan in the amount of $5,406, $5,589 and $4,367 for the 2000, 1999 and 1998 fiscal years, respectively; (ii) for the 2000 fiscal year, discharge of indebtedness owed by Mr. Toth to the Company in the principal amount of $25,000 together with all accrued interest thereon; and (iii) the purchase of 17,500 and 10,000 Common Shares from Mr. Toth for an aggregate purchase price of $58,750 and $43,750 in the 2000 and 1999 fiscal years, respectively. The Company purchased such Common Shares at the closing market price on the date of purchase.

         With respect to Sally J. Cress, "All Other Compensation" includes the Company's matching contribution under the 401(k) Plan in the amount of $6,603, $6,289 and $5,586 for the 2000, 1999 and 1998 fiscal years, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

         The Company granted no options to the executive officers named in the Summary Compensation Table during the 2000 fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth certain information regarding options exercised by the executive officers named in the Summary Compensation Table during the 2000 fiscal year and the year-end values of unexercised options held by such executive officers.

                                                  Number of Shares          Value of
                                                     Underlying            Unexercised
                                                    Unexercised             In-the-Money
                                                 Options at Fiscal      Options at Fiscal
                                                    Year End (#)          Year End ($)(2)
                      Shares         Value
                    Acquired on     Realized       Exercisable/            Exercisable/
Name                Exercise (#)     ($)(1)        Unexercisable          Unexercisable
-----------------   ------------    --------       -------------          -------------
Si Sokol                 --            --          30,000/20,000                0/0
John S. Sokol            --            --          63,000/47,000            6,375/0
James R. Davis           --            --          32,000/13,000            2,250/0
Stephen J. Toth        22,500        78,438         16,500/6,000                0/0
Sally J. Cress         10,000        33,750         23,000/7,000                0/0

(1) Represents the difference between the fair market value of the Common Shares on the date of exercise and the exercise price, multiplied by the number of Common Shares to which the exercise relates.

(2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, which total gain equals the product of (a) the number of Common Shares underlying the options and
         (b) the difference between the exercise price of such options and the fair market value of the Common Shares ($4.375) on December 31, 2000. An option is in-the-money if the fair market value of the underlying Common Shares exceeds the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Executive Committee of the Board of Directors performs the functions of a Compensation Committee for the Company. Si Sokol, Chairman and Chief Executive Officer of the Company, served as a member of the Executive Committee during fiscal year 2000. There were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers served on the Executive Committee during fiscal year 2000.

              Executive Committee Report on Executive Compensation

         Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, this Report, the Performance Graph set forth below and the Report of the Audit Committee set forth below shall not be incorporated by reference into any such filings.

OVERVIEW

         The Board of Directors does not have a Compensation Committee. The Executive Committee performs the functions of a Compensation Committee. The Executive Committee annually reviews and evaluates the performance of the executive officers and determines the compensation for each executive officer. In general, the Company's philosophy is to attract, motivate and retain qualified key executives, reward individual performance, relate compensation to Company goals and objectives and enhance shareholder value. The Company's compensation program includes competitive base salaries, annual bonus opportunities, benefits and long-term awards under the 1994 Stock Option Plan.

COMPENSATION OF EXECUTIVE OFFICERS

         The Company's compensation program for its executive officers is based on the following objectives:

         o Competitive pay and benefits that allow the Company to attract and retain executives with skills critical to the long-term success of the Company.

         o Motivate and reward individual and team performance in attaining business objectives and maximizing shareholder value.

         o Granting equity based awards so as to align the interests of the executive officers with those of the shareholders.

         Compensation for the executive officers in 2000 consisted of base salary, bonuses, options and other incentive programs. Base salaries and bonuses were paid to the executive officers (excluding the Chief Executive Officer) based upon each such executive officer's individual performance, duties, responsibilities, experience and the Company's achievement of performance goals in the following areas: (i) net income; and (ii) return on shareholder's equity.

         In 2000, options were awarded under the 1994 Stock Option Plan solely to Daniel J. Stephan, Vice President of Ohio Indemnity. The future determination of such awards will be based on each executive's contributions, performance and perceived ability to impact overall business results.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Si Sokol became the Company's Chief Executive Officer in December 1980. Since August 2000, Mr. Sokol's base salary has been fixed at $300,000. Determination of Mr. Sokol's salary was primarily based on his experience and previous performance. In 2000, Mr. Sokol earned a performance bonus of $85,000. The bonus was based primarily on the Company's achievement of performance goals in the following area: (i) achieving specified levels of net income; and (ii) return on shareholder's equity.

Submitted by the Executive Committee of the Board of Directors:

Si Sokol
Daniel D. Harkins
Saul Sokol


                                Performance Graph

         The following indexed graph and table indicate the Company's total shareholder return for the five year period ending December 31, 2000 as compared to the total return for the Nasdaq Stock Market (U.S.) Index and the Standard and Poor's Insurance (Property-Casualty) Index, assuming a common starting point of 100 and reinvestment of dividends. Total return indices are weighted using beginning-period market capitalization for each of the reported time periods.

                              [Performance Graph]

                                                                 Cumulative Total Return
                                                --------------------------------------------------------
                                                 12/95     12/96     12/97     12/98     12/99   12/2000
Bancinsurance Corporation                       100.00    155.00    185.01    210.00    220.50    183.75
NASDAQ Stock Market (U.S.)                      100.00    123.04    150.69    212.51    394.92    237.62
S & P Insurance (Property-Casualty)             100.00    121.51    176.76    164.47    122.60    190.95

REPORT OF THE AUDIT COMMITTEE

GENERAL

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

REVIEW AND DISCUSSION WITH INDEPENDENT ACCOUNTANTS AND AUDITORS

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Ernst & Young LLP, the Company's independent accountants, a formal written statement describing all relationships between Ernst & Young LLP and the Company that might bear on Ernst & Young LLP's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Ernst & Young LLP any relationships or services that may impact the objectivity and independence of Ernst & Young LLP and satisfied itself as to Ernst & Young LLP's independence. The Audit Committee also discussed with management and Ernst & Young LLP the adequacy and effectiveness of the Company's internal accounting and financial controls. In addition, the Audit Committee discussed and reviewed with Ernst & Young LLP all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and, with and without management present, discussed and reviewed the results of Ernst & Young LLP's examination of the financial statements.

REVIEW WITH MANAGEMENT

         The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2000 with management. Management has the responsibility for the preparation of the Company's consolidated financial statements and Ernst & Young LLP has the responsibility for the audit of those statements.

AUDIT FEES

         The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company's annual consolidated financial statements for the 2000 fiscal year and the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2000 fiscal year (collectively, the "Audit Services") were $47,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Ernst & Young LLP did not render any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01(c)(4)(ii)) (the "Financial Information Systems Design and Implementation Services") for the 2000 fiscal year for the Company or its subsidiaries.

ALL OTHER FEES

         The aggregate fees billed for services rendered by Ernst & Young LLP, other than Audit Services and Financial Information Systems Design and Implementation Services, for the 2000 fiscal year (the "Other Services") were $29,631.

CONCLUSION

         Based on the reviews and discussions with management and Ernst & Young LLP noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 to be filed with the Commission. The Audit Committee also determined that the provision of the Other Services was compatible with maintaining Ernst & Young LLP's independence.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Daniel D. Harkins, (Chairman)
John S. Sokol,
William S. Sheley (from July 25, 2000)

                         INDEPENDENT PUBLIC ACCOUNTANTS

         On June 13, 2000, the Company dismissed PricewaterhouseCoopers LLP as its independent accountants. The reports of PricewaterhouseCoopers LLP on the financial statements for the 1998 and 1999 fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Audit Committee recommended the decision to change independent accountants and its recommendation was approved by the Board of Directors. During the 1998 and 1999 fiscal years and through June 13, 2000, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with its report. During the 1998 and 1999 fiscal years and through June 13, 2000, there were no "reportable events" as defined in Regulation S-K Item 304(a)(1)(v). On June 13, 2000, the Company engaged Ernst & Young LLP as its independent accountants. Neither the Company nor anyone on its behalf consulted with Ernst & Young LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or reportable event with PricewaterhouseCoopers LLP as described in Regulation S-K
Item 304(a).

         The Board of Directors has appointed Ernst & Young LLP as the Company's independent accountants to examine and report on the Company's financial statements for the 2001 fiscal year. Ernst & Young LLP served as the Company's independent accountants and audited the Company's financial statements for the fiscal year ended December 31, 2000. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. Such representatives will be available to respond to appropriate questions.

                PROPOSALS BY SHAREHOLDERS FOR 2002 ANNUAL MEETING

         Any proposals of shareholders which are intended to be represented at the 2002 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by December 21, 2001 to be eligible for inclusion in next year's proxy statement. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Commission. If a shareholder intends to present a proposal at the 2002 Annual Meeting of Shareholders, but has not sought the inclusion of such proposal in the Company's proxy statement, such proposal must be received by the Company at its principal executive offices by March 6, 2002, or the Company's management proxies will be entitled to use their discretionary voting authority should such proposal then be raised without any discussion of the matter in the Company's proxy statement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than 10% of the Common Shares, to file reports of ownership and changes in ownership of the Common Shares with the Commission. Based solely on its review of such reports and written representations from reporting persons, the Company believes that, during fiscal year 2000, except as noted below, its executive officers, directors and greater than 10% shareholders complied with such filing requirements.

         In his Form 5 for the 2000 fiscal year, Si Sokol, executive officer, director and beneficial owner of more than 10% of the Common Shares, reported late one gift of Common Shares in October 1994. In her Form 5 for the 2000 fiscal year, Barbara K. Sokol, a beneficial owner of more than 10% of the Common Shares, reported late one gift of Common Shares in October 1994 and Form 3 holdings that were not previously reported. In February 2001, William S. Sheley filed a late Form 3 reporting that he had been appointed as a director in July 2000.

                                  OTHER MATTERS

         The Company's 2000 Annual Report was furnished to shareholders prior to or concurrently with the mailing of this proxy material. Extra copies of the 2000 Annual Report are available upon request.

         As of date hereof, management knows of no other business that will come before the Annual Meeting. Should any other matter requiring a vote of shareholders arise, the enclosed proxy confers upon the proxyholders discretionary authority to vote the same with respect to any such other matter in accordance with their best judgment.

         UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS HEREBY SOLICITED, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO SALLY J. CRESS, SECRETARY, BANCINSURANCE CORPORATION, 250 EAST BROAD STREET, TENTH FLOOR, COLUMBUS, OHIO 43215.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Sally J. Cress, Secretary

APPENDIX A

                             AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee the management's conduct of the Company's financial reporting process, including overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.


MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of NASDAQ.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who have a working familiarity with basic financial and accounting practices. In addition, at least one member of the Committee will have accounting or related financial expertise.


KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do the Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (`SAS') No. 61.

o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with The Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o        The Committee shall:

         o Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

         o discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

         o recommend that the Board take appropriate action to oversee the independence of the outside auditor in response to the outside auditor's report to satisfy itself of the auditor's independence.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for the shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                            BANCINSURANCE CORPORATION
                       250 EAST BROAD STREET, TENTH FLOOR
                              COLUMBUS, OHIO 43215
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Daniel D. Harkins, William S. Sheley, and Si Sokol, or any of them as proxies, each with the power to appoint his substitute, and hereby authorizes them (or any of them if all shall not be present) to represent and to vote, as indicated, at the Annual Meeting of Shareholders of Bancinsurance Corporation to be held May 30, 2001, at 10:00 a.m. local time, at The Athletic Club of Columbus, 136 East Broad Street, Columbus, Ohio, or at any adjournment thereof, upon the election of directors and, in their discretion, upon such other business as may properly be brought before the meeting, all the Common Shares of Bancinsurance Corporation held of record by the undersigned on April 6, 2001.

ELECTION OF DIRECTORS      [ ] FOR all nominees                          [ ] WITHHOLD AUTHORITY
                               (except as marked to the contrary below)      to vote for ALL nominees listed below

    Daniel D. Harkins     William S. Sheley      John S. Sokol      Saul Sokol      Si Sokol      Matthew D. Walter

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THE NOMINEE'S NAME.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NAMED NOMINEES FOR DIRECTORS. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS OR FOR SUCH SUBSTITUE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

         (This Proxy Continues And Must Be Signed On The Reverse Side)

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 20, 2001, the Proxy Statement furnished therewith and the Annual Report of Bancinsurance Corporation for the fiscal year ended December 31, 2000. Any Proxy heretofore given to vote the Common Shares which the undersigned is entitled to vote at the Annual Meeting is hereby revoked.

[ ] Please check if you plan to attend the Annual Meeting.

    PLEASE RETURN PROXY IN ENVELOPE FURNISHED.

                                               ---------------------------------
                                                            (Date)




                                               ---------------------------------
                                                          (Signature)


                                               ---------------------------------
                                               (Second Signature, if Applicable)

                                               Please date and sign exactly as
                                               name appears above. When signing
                                               as attorney, executor,
                                               administrator, trustee, guardian
                                               or corporate officer, please give
                                               full title. All joint owners must
                                               sign. Please return promptly.